UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

November 28, 2018

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 28, 2018, Atmos Energy Corporation (“Atmos Energy”) entered into forward sale agreements (each, a “Forward Sale Agreement”) with each of Goldman Sachs & Co. LLC and Bank of America, N.A. (each, a “Forward Counterparty”), relating to an aggregate of 1,617,251 shares (the “Forward Shares”) of Atmos Energy’s common stock, no par value (the “Common Stock”) to be borrowed from third parties and sold by the Forward Counterparties to the Underwriters (defined below). On November 29, 2018, Atmos Energy entered into additional forward sale agreements with each Forward Counterparty relating to an aggregate of 1,051,213 shares of Common Stock (each, an “Additional Forward Sale Agreement” and, unless the context otherwise requires, the term Forward Sale Agreement as used in this Current Report on Form 8-K includes each Additional Forward Sale Agreement).

On November 28, 2018, Atmos Energy entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as underwriters (the “Underwriters”), and the Forward Counterparties as forward sellers, pursuant to which the Forward Counterparties sold to the Underwriters the Forward Shares. As contemplated by the Forward Sale Agreements, the Forward Counterparties, acting as forward sellers, borrowed from third parties all such shares of Common Stock.

Each Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at Atmos Energy’s discretion, but which is expected to occur on or prior to March 31, 2020. On a settlement date or dates, if Atmos Energy decides to physically settle one or more Forward Sale Agreements, Atmos Energy will issue shares of Common Stock to the relevant Forward Counterparty at the then-applicable forward sale price. The forward sale price will initially be $91.7731 per share, which is the price at which the Underwriters have agreed to buy the shares of Common Stock pursuant to the Underwriting Agreement. Each Forward Sale Agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the federal funds rate less a spread, and will be subject to decrease on each of certain dates specified in the Forward Sale Agreements by amounts related to expected dividends on shares of Common Stock during the term of the Forward Sale Agreements. The forward sale price will also be subject to decrease if the cost to the applicable Forward Counterparty of borrowing a number of shares of Common Stock underlying the Forward Sale Agreement exceeds a specified amount. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

Each Forward Sale Agreement will be physically settled, unless Atmos Energy elects to settle such Forward Sale Agreement in cash or to net share settle such Forward Sale Agreement (which Atmos Energy has the right to do, subject to certain conditions, other than in the limited circumstances described below). If Atmos Energy decides to physically settle or net share settle a Forward Sale Agreement, delivery of shares of Common Stock upon any physical settlement or net share settlement of the Forward Sale Agreement will result in dilution to our earnings per share. If Atmos Energy elects cash or net share settlement for all or a portion of the shares of Common Stock underlying a Forward Sale Agreement, Atmos Energy would expect the relevant Forward Counterparty or one of its affiliates to repurchase a number of shares of Common Stock equal to the portion for which Atmos Energy elects cash or net share settlement in order to satisfy its obligation to return the shares of Common Stock such Forward Counterparty had borrowed in connection with sales of Common Stock under the Underwriting Agreement and, if applicable in connection with net share settlement, to deliver shares of Common Stock to Atmos Energy. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, Atmos Energy will pay or deliver, as the case may be, to the relevant Forward Counterparty under its Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, such Forward Counterparty will pay or deliver, as the case may be, to Atmos Energy under its Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference.

Each Forward Counterparty will have the right to accelerate that particular Forward Sale Agreement (with respect to a transaction under that particular Forward Sale Agreement that the relevant Forward Counterparty determines is affected by such event) and require Atmos Energy to physically settle or, if Atmos Energy so elects and the Forward Counterparty permits such election, cash settle or net share settle on a date specified by the relevant Forward Counterparty if:

•	the relevant Forward Counterparty is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular Forward Sale Agreement;

•

the relevant Forward Counterparty determines in its good faith and commercially reasonable judgment that it is unable to continue to borrow a number of shares of Common Stock equal to the number of shares of Common Stock underlying that particular Forward Sale Agreement or that, with respect to borrowing such number of shares of Common Stock, it would incur a cost that is greater than the maximum stock loan rate specified in that particular Forward Sale Agreement;

•

certain ownership thresholds applicable to such Forward Counterparty, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward counterparty are exceeded;

•

a termination event occurs as a result of Atmos Energy declaring a dividend or distribution on its Common Stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

•

the announcement of an extraordinary event (as such term is defined in that particular Forward Sale Agreement and which includes certain mergers and tender offers and the delisting of Atmos Energy’s Common Stock) or a transaction that, if consummated, would result in such an extraordinary event; or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by Atmos Energy in connection with entering into that particular Forward Sale Agreement or a change in law (as such terms are defined in that particular Forward Sale Agreement).

In the ordinary course of business, the Forward Counterparties or their respective affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for Atmos Energy and its subsidiaries for which they have received or will receive customary compensation. For example, affiliates of certain of the Forward Counterparties are lenders under Atmos Energy’s revolving credit facilities and dealers under Atmos Energy’s commercial paper program. To the extent Atmos Energy uses the proceeds from the transactions reported in this Form 8-K to repay any indebtedness under its commercial paper program, such affiliates of the Forward Counterparties will receive a portion of such proceeds.

The foregoing description of the Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each such Forward Sale Agreement, which are filed as Exhibits 10.1 through 10.4 hereto and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 28, 2018, Atmos Energy issued a press release announcing the Offering (as defined below) and a press release announcing that it had priced the Offering. Copies of these press releases are furnished and attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act.

Item 8.01. Other Events.

On November 28, 2018, Atmos Energy entered into the Underwriting Agreement with the Underwriters and the Forward Counterparties with respect to the offering and sale in an underwritten public offering by the Underwriters (the “Offering”) of 7,008,087 shares (the “Offered Shares”) of Common Stock. Of the Offered Shares, 5,390,836 shares were issued and sold by Atmos Energy to the Underwriters, and 1,617,251 shares were borrowed from third parties and sold to the Underwriters by the Forward Counterparties.

On November 29, 2018, the Underwriters exercised in full their option to purchase an additional 1,051,213 shares of Common Stock pursuant to the Underwriting Agreement. In connection therewith, the Company and each of the Forward Counterparties entered into Additional Forward Sale Agreements relating to such number of shares.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Offering has been registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333-228342) of Atmos Energy (the “Registration Statement”), and a prospectus supplement dated November 28, 2018, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on November 30, 2018. Legal opinions related to the Registration Statement are also filed herewith as Exhibits 5.1 and 5.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated as of November 28, 2018
5.1	Opinion of Gibson, Dunn & Crutcher LLP
5.2	Opinion of Hunton Andrews Kurth LLP
10.1	Forward Sale Agreement between Atmos Energy Corporation and Goldman Sachs & Co. LLC dated as of November 28, 2018
10.2	Forward Sale Agreement between Atmos Energy Corporation and Bank of America, N.A. dated as of November 28, 2018
10.3	Additional Forward Sale Agreement between Atmos Energy Corporation and Goldman Sachs & Co. LLC dated as of November 29, 2018
10.4	Additional Forward Sale Agreement between Atmos Energy Corporation and Bank of America, N.A. dated as of November 29, 2018
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.2)
99.1	Press Release dated as of November 28, 2018
99.2	Press Release dated as of November 28, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: December 3, 2018	By:	/s/ DANIEL M. MEZIERE
Daniel M. Meziere
Vice President and Treasurer